Exhibit 10.5
DORMAN PRODUCTS, INC.
AMENDED AND RESTATED CASH BONUS PLAN

1.BACKGROUND AND PURPOSE
Dorman Products, Inc., a Pennsylvania corporation, hereby adopts the Dorman Products, Inc. Amended and Restated Cash Bonus Plan (the “Plan”), effective as provided in Paragraph 9. The purpose of the Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities.
2.DEFINITIONS
Under the Plan, except where the context otherwise indicates, the following definitions apply:
(a)    “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)    “Award” means a cash bonus award granted under the Plan. Except as otherwise provided by the Committee, an Award shall be expressed as the percentage of a Participant’s base salary payable for a Plan Year that shall become payable if the Targets established by the Committee are satisfied. The portion of an Award that shall be payable to a Participant shall be determined by the Committee in accordance with the rules established for the Award for each Plan Year.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Change in Control” means:
(i)    Except as provided in Paragraph 2(d)(ii), “Change in Control” means (A) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or (B) any other events deemed to constitute a “change in control” by the Committee.
(ii)    With respect to the distribution of amounts subject to an Award that constitute “deferred compensation” (within the meaning of Section 409A), the term “Change in Control” shall mean any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.
(e)    “Committee” means the Compensation Committee of the Board, provided that all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Award granted within the scope of the delegate’s authority pursuant to Paragraph 3(e).
(f)    “Company” means Dorman Products, Inc., a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(g)    “Date of Grant” means the date on which an Award is granted.
(h)    “Disability” means:
(i)    A Participant’s substantial inability to perform the Participant’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of twelve (12) consecutive months or for a cumulative period of fifty-two (52) weeks in any twenty-four (24) consecutive-month period; or
(ii)    If more favorable to the Participant, “Disability” as it may be defined in such Participant’s employment agreement between the Participant and the Company or an Affiliate, if any.
(i)    “Eligible Employee” means an employee of the Company or an Affiliate, as determined by the Committee.

(j)    “Participant” means an Eligible Employee who is granted an Award.
(k)    “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(l)    “Plan” means the Dorman Products, Inc. Amended and Restated Cash Bonus Plan as set forth herein, and as amended from time to time.
(m)    “Plan Year” means the Company’s fiscal year.
(n)    “Qualitative Performance Standards” means performance standards other than Quantitative Performance Standards, including but not limited to customer service, management effectiveness, workforce diversity and other Qualitative Performance Standards relevant to the Company’s business, as may be established by the Committee, and the achievement of which shall be determined in the discretion of the Committee.
(o)    “Quantitative Performance Standards” means performance standards such as (a) income; (b) expense; (c) operating cash flow; (d) capital spending; (e) total shareholder return, (f) growth in revenues, sales, market share, gross income, net income, pre-tax income, pre-tax pre-bonus income, stock price, and/or earnings per share, return on assets, net assets, and/or capital, working capital, free cash flow and/or after tax cash flow, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA); (g) return on shareholders’ equity, return on invested capital (h) economic or shareholder value added, acquisition of assets, (i) acquisition of companies; (j) creation of new joint ventures; (k) growth in new products; (l) lower product acquisition costs and/or improvements in costs and/or expenses, (m) ranking against peer companies designated by the Committee in one or more of the above categories; and (n) other objective financial or service-based standards relevant to the Company’s business as may be established by the Committee.
(p)    “Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of Section 16(b) of the 1934 Act.
(q)    “Target” means, for any Plan Year, the Qualitative Performance Standards and the Quantitative Performance Standards established by the Committee, in its discretion. Qualitative Performance Standards, Quantitative Performance Standards and the weighting of such Standards may differ from Plan Year to Plan Year, and within a Plan Year, may differ among Participants or classes of Participants.
(r)    “Terminating Event” means any of the following events:
(i)    the liquidation of the Company; or
(ii)   a Change in Control.
3.ADMINISTRATION OF THE PLAN
(a)    Administration. The Plan shall be administered by the Committee. The Committee shall have the power and duty to do all things necessary or convenient to affect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:
(i)    provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;
(ii)    construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto;
(iii)    correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate; and
(iv)    determine whether the conditions to the payment of a cash bonus pursuant to an Award have been satisfied.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.
(b)    Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to select those Eligible Employees to whom Awards shall be granted under the Plan, to determine the amount of cash to be paid pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award.
(c)    Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of the office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
(d)    Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on the member’s part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which the person may be involved by reason of the person’s being or having been a member of the Committee, whether or not the person continues to be such member of the Committee at the time of the action, suit or proceeding.
(e)    Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Awards, other than Awards to Section 16(b) Officers, to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 3(e) shall continue in effect until the earliest of:
(i)    such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;
(ii)    in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or
(iii)    the delegate shall notify the Committee that he or she declines to continue to exercise such authority.
(f)    Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.
4.ELIGIBILITY
Awards may be granted only to Eligible Employees of the Company and its Affiliates, as determined by the Committee. No Awards shall be granted to an individual who is not an Eligible Employee of the Company or an Affiliate of the Company.
5.AWARDS
The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be as determined from time to time by the Committee, consistent, however, with the following:
(a)    Time of Grant. Awards may be granted at any time from the date of adoption of the Plan by the Board until the Plan is terminated by the Board or the Committee.
(b)    Non-uniformity of Awards. The provisions of Awards need not be the same with respect to each Participant.

(c)    Establishment of Targets and Conditions to Payment of Awards.
(i)    Except as otherwise provided by the Committee, Awards shall be expressed as a percentage of a Participant’s base salary.
(ii)     The Committee shall establish such conditions on the payment of a bonus pursuant to an Award as it may, in its sole discretion, deem appropriate.
(iii)    The Award may provide for the payment of Awards in installments, or upon the satisfaction of Qualitative Performance Standards or Quantitative Performance Standards, on an individual, divisional or Company-wide basis, as determined by the Committee.
(iv)    Each Participant shall be entitled to receive payment of the Award for a Plan Year only after certification by the Committee that the Targets associated with the Award as established by the Committee for such Plan Year have been satisfied. Final payments with respect to Awards will vary based on the level of achievement measured against the pre-determined performance measures.
(v)    Except as provided in Paragraph 5(d)(ii) or as may be approved by the Committee, each Participant must be employed full-time on the date of payment to receive the amount earned under the Award. Except as otherwise provided by the Committee, Awards shall be paid on or before March 15th following the end of the Plan Year in which payment under the Award is earned.
 (vi)    For purposes of calculating whether any Quantitative Performance Standard has been met, the following effects may be eliminated: (a) non-recurring items generally excluded from earnings per share and earnings before interest, taxes and depreciation by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable; (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, and (c) the cumulative effect of any accounting changes.
(vii)    Notwithstanding the determination of the amount payable to a Participant under an Award with respect to any Plan Year under the Plan, the Committee shall have the discretion to reduce or eliminate the amount otherwise payable to a Participant if it determines that such a reduction or elimination of the amount payable is in the best interests of the Company.
(d)    Transfer and Termination of Participant’s Employment.
(i)    Transfer of Employment. A transfer of an Eligible Employee between two employers, each of which is the Company or an Affiliate of the Company (a “Transfer”), shall not be deemed a termination of employment. The Committee may grant Awards pursuant to which the Committee reserves the right to modify the calculation of an Award in connection with a Transfer. In general, except as otherwise provided by the Committee at the time an Award is granted or in connection with a Transfer, upon the Transfer of a Participant between Affiliates or divisions while an Award is outstanding and unexpired, the outstanding Award shall be treated as having terminated and expired, and a new Award shall be treated as having been made, effective as of the effective date of the Transfer, for the portion of the Award which had not expired or been paid, but subject to the performance and payment conditions applicable generally to Awards for Participants who are employees of the transferee Affiliate or division, all as shall be determined by the Committee in an equitable manner.
(ii)    Termination of Employment. The Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 409A, may, but is not required to, make a full or pro-rated payment to a Participant for a Plan Year in the event of the Participant’s death, Disability, retirement, or termination of employment during the Plan Year or after the end of the Plan Year; provided, that payments shall only be made on the earlier of (i) the death or Disability of the Participant or (ii) the payment date established under Paragraph 5(c)(v).

6.AMENDMENT AND TERMINATION
The Company reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time.
7.MISCELLANEOUS PROVISIONS
(a)    Unsecured Creditor Status. A Participant entitled to payment of an Award hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.
(b)    Non-Assignment of Awards. No amount potentially payable under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge before the date on which payment is made, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.
(c)    Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.
(d)    Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.
(e)    Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.
(f)    Incapacity. If the Committee determines that a Participant is unable to care for his affairs because of illness or accident, any benefit due such Participant under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.
(g)     Reporting and Withholding. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state and/or local income or other taxes incurred by reason of payments pursuant to the Plan or to report any amounts paid or payable under this Plan.
(h)    Application of Company Clawback Policy. All Awards under the Plan shall be subject to the provisions of any clawback or recoupment policy approved by the Board and/or Committee, as such policy may be in effect from time to time.
8.GOVERNING LAW
The Plan and all determinations made, and actions taken, pursuant to the Plan shall be governed in accordance with Pennsylvania law.

9.EFFECTIVE DATE
The Plan is effective for cash bonus awards granted on or after February 20, 2025.